Exhibit 99.1

For Immediate Release

Contacts:

James B. Lipham Chief Financial Officer +1.706.649.2262	Shawn Roberts TSYS Investor Relations +1.706.644.6081 shawnroberts@tsys.com

TSYS Reports 34.6% Increase in Net Income for First Nine Months

Expects to be at the Higher-End of 2005 Earnings Projection.

Columbus, Ga., October 18, 2005 — TSYS® today announced that its financial results for the third quarter of 2005 are in line with its earnings per share expectations.

Below is a summary of the results for the quarter and nine months ended September 30, 2005, as compared to the same periods in 2004, respectively:

(dollars in millions, except earnings per share data)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2005	2004	Percent Change	2005	2004	Percent Change
Revenues Before Reimbursables	$342.1	248.4	37.7%	$953.5	706.7	34.9%
Total Revenues	422.0	305.0	38.4%	1,182.1	879.9	34.4%
Operating Income	72.3	52.0	39.1%	215.0	143.4	49.9%
Net Income	48.1	39.1	22.8%	144.8	107.6	34.6%
Basic EPS	0.24	0.20	22.6%	0.73	0.55	34.4%
Diluted EPS	0.24	0.20	22.7%	0.73	0.55	34.5%

“We are extremely pleased with our results for the third quarter and first nine months of 2005. Our core business is demonstrating strong results as demonstrated by the over 36% growth in accounts on file and stronger than expected growth in value added services,” said Philip W. Tomlinson, chief executive officer. “We believe we are on target to be at the higher-end of our earnings projection for 2005 of 25%-28%.”

Highlights for the quarter include:

•	TSYS successfully converted the account portfolio of JPMorgan Chase.
•	TSYS signed an agreement to process Capital One’s credit card accounts.
•

TSYS renewed agreements with C&A Modas in Mexico as well as agreements with the Navy Federal Credit Union, Vienna, VA; Juniper Bank, Wilmington, DE; Trustmark National Bank, Jackson, MS and Allied Irish Bank, Dublin, Ireland.

•	Vital Processing Services, TSYS’ wholly owned merchant processing subsidiary, announced a renewal of its service agreement with Bank of America.

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TSYS Reports Results For First Nine Months of 2005/Page 2 of 9

•	TSYS announced an agreement with Sonae Distribuicao of Portugal to provide gift card services for one of Europe’s leading retail operations.

“We are extremely pleased with our results especially considering that we began the year anticipating our earnings growth to be in the range of 19%-22%. During the year we have been able to raise our earnings guidance twice based on fundamental growth in our core business, our strong growth in value added services and our better than expected growth in Vital. Our successful conversion of JPMorgan Chase’s account portfolio, as well as new and extended contracts, and our continued expansion into international markets along multiple lines of business represent the cornerstone of a very solid year for TSYS,” said Tomlinson.

Tomlinson added, “At the end of the second quarter, Bank of America announced its planned acquisition of MBNA. Bank of America is currently evaluating the various consumer credit card processing alternatives available to it and MBNA, and we are in discussions with Bank of America to determine our future role in providing consumer credit card processing to it. We cannot predict the outcome of our discussions with Bank of America or of the evaluation process it is conducting. Our processing agreement with Bank of America provides that it may terminate its agreement with us for consumer credit card services upon the payment to us of a termination fee.”

“As 2005 draws to a close, we have begun our budgeting process for 2006. We believe our prospects for growth in 2006 and beyond are fundamentally strong as we continue to expand our reach globally and introduce new products and services. We are excited about what the future has in store for us. We expect to make further comments about our expectations for 2006 in our year-end earnings release in January,” said Tomlinson.

Conference Call

TSYS will host its quarterly conference call at 8:30 a.m. EDT, October 19, 2005. The conference call can be accessed via simultaneous Internet broadcast at www.tsys.com by clicking on the “Conference Call” icon on the homepage. The replay will be archived for twelve months and will be available approximately 30 minutes after the completion of the call.

About TSYS

TSYS (NYSE: TSS) brings integrity and innovation to the world of electronic payment services as the integral link between buyers and sellers in this rapidly evolving universe. Synovus (NYSE: SNV) owns an 81-percent interest in TSYS. For more information, contact news@tsys.com.

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS’ expected net income growth for 2005, including the expectation that TSYS will be at the higher-end of our earnings projection for 2005 of 25%-28%; any decision that might arise out of the evaluation process Bank of America is conducting; TSYS’ belief that our prospects for growth in 2006 and beyond are fundamentally strong; and the assumptions underlying such statements, including, with respect to TSYS’ expected increase in net income for 2005, an increase in total revenues of 32-34%; Vital Processing Services adding $225-$235 million in annual revenues before reimburseables; and accounts on file at the end of 2005 will be between 430 and 435 million. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or

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TSYS Reports Results For First Nine Months of 2005/Page 3 of 9

predict. These factors include, but are not limited to, revenues that are lower than anticipated; Vital’s addition to revenue is lower than anticipated; accounts on file at the end of 2005 are lower than anticipated; TSYS incurs expenses associated with the signing of a significant client; internal growth rates for TSYS’ existing clients are lower than anticipated; TSYS does not convert clients’ portfolios as scheduled; adverse developments with respect to foreign currency exchange rates; adverse developments with respect to entering into contracts with new clients and retaining current clients; the merger of TSYS clients with entities that are not TSYS clients or the sale of portfolios by TSYS clients to entities that are not TSYS clients; TSYS is unable to control expenses and increase market share; adverse developments with respect to the credit card industry in general; TSYS is unable to successfully manage any impact from slowing economic conditions or consumer spending; the impact of acquisitions, including their being more difficult to integrate than anticipated; the costs and effects of litigation, investigations or similar matters or adverse facts and developments relating thereto; the impact of changes in accounting principles; overall market conditions; no material breach of the security of any of our systems; and the impact on TSYS’ business, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

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